Exhibit 4.6
SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of  September 20, 2023 among SEADRILL FINANCE LIMITED, an exempted company incorporated under the laws of Bermuda (the “Issuer”), and Seadrill Serviços de Petróleo Ltda., a limited liability company incorporated under the laws of Brazil (the “Undersigned”), and GLAS TRUST COMPANY LLC, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).
RECITALS
WHEREAS, the Issuer, SEADRILL LIMITED, an exempted company incorporated under the laws of Bermuda (the “Company”), the Guarantors party thereto, the Trustee and the Collateral Trustee entered into an Indenture, dated as of July 27, 2023 (as amended and supplemented to date, the “Indenture”), relating to the Issuer’s 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”); and WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Restricted Subsidiary of the Company (other than the Issuer) that guarantees any Debt of the Issuer or any Guarantor under the Credit Agreement or any other syndicated credit facility or capital markets debt in an aggregate principal amount in excess of $35,000,000 to provide a Note Guaranty.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Second Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.The Undersigned, by its execution of this Second Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. For the avoidance of doubt, any disputes arising under or relating to this Second Supplemental Indenture or any Related Proceedings shall be subject to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan and each party to this Second Supplemental Indenture agrees that Section 12.09 of the Indenture shall continue to apply to this Second Supplemental Indenture.
Section 4. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic

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Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
Section 5. This Second Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture will henceforth be read together.
Section 6. The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee or the Collateral Trustee. The Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the Note Guaranty provided by the Guarantors party to this Second Supplemental Indenture.
Section 7. All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 12.02 of the Indenture.
Section 8.
Section 9.[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

EXECUTED as a deed by SEADRILL FINANCE LIMITED	) )
acting by an authorized signatory	)	/s/ Grant Creed_______________
in the presence of:	)	Signature of authorized signatory Name: Grant Creed
Witness' Signature /s/ Temi Bankole_____
Name: Temi Bankole
Address: ADDRESS REDACTED

Signature Page to Second Supplemental Indenture

SERVIÇOS DE PETRÓLEO LTDA.

By: /s/ Leonardo de Andrade Oliveira_____
Name: Leonardo de Andrade Oliveira
Title: Director

Witnesses:

_/s/ Adriana G. da Fonseca Lontra Zeldenrust    /s/ Julia Pinto de Oliveira____________
Name: Adriana G. da Fonseca Lontra Zeldenrust    Name: Julia Pinto de Oliveira
Id: REDACTED                    Id: REDACTED

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GLAS TRUST COMPANY LLC, as Trustee

By: /s/ Katie Fischer
Name: Katie Fischer
Title: Vice President

GLAS TRUST COMPANY LLC, as Collateral Trustee

By: /s/ Katie Fischer
Name: Katie Fischer
Title: Vice President

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